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                                                                    EXHIBIT 11.1



                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (Dollars and common shares in thousands)




                                                         Year Ended      Year Ended      Year Ended
                                                       June 30, 2001   June 30, 2000   June 30, 1999
                                                       -------------   -------------   -------------

BASIC:

Weighted average number of common shares outstanding           8,107           7,981           7,630
                                                       =============   =============   =============

Net income allocable to common shareholders            $       4,276   $       9,249   $       5,571
                                                       =============   =============   =============
Net income per common share -- basic                   $        0.52   $        1.16   $        0.73
                                                       =============   =============   =============
DILUTED:

Weighted average number of common shares outstanding           8,107           7,981           7,630
Weighted average common stock equivalents -
  Dilutive options                                               491             613             824
  Dilutive warrants                                             --              --                21
                                                       -------------   -------------   -------------
Weighted average number of common shares outstanding           8,598           8,594           8,475
                                                       =============   =============   =============
Net income allocable to common shareholders            $       4,276   $       9,249   $       5,571
                                                       =============   =============   =============
Net income per common share -- diluted                 $        0.50   $        1.08   $        0.66
                                                       =============   =============   =============
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